EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-177833, 333-188464 and 333-163996 on Form S-3 and Registration Statement No. 333-143275 and 333-44999 on Form S-8 of our report relating to the consolidated financial statements of Ocwen Financial Corporation (the “Company”) dated February 28, 2014, August 18, 2014 as to the effects of the restatement and revision discussed in Note 1A (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 1A), and our report relating to the effectiveness of the Company's internal controls over financial reporting dated February 28, 2014, August 18, 2014 as to the effects of the material weakness identified in Management's Report on Internal Control over Financial Reporting (As Amended)), (which expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
August 18, 2014